Exhibit 17
UBS AG – subsidiary guarantor and issuer of guaranteed securities
Securities Guarantor
UBS Americas Inc., a Delaware corporation and an indirect
wholly
owned
subsidiary
of
UBS
AG,
is
the
issuer
of
the
7⅛% Notes
due 2032,
which are
fully and
unconditionally
guaranteed
by UBS
Group AG
and
UBS AG
on a
several
basis. The
original issuer
of the
7⅛% Notes
due 2032
was
Credit Suisse (USA) LLC
(formerly known as Credit
Suisse
(USA), Inc. and Credit Suisse First Boston (USA), Inc.
UBS AG and UBS Group AG
UBS
AG
is
the
issuer
of
Medium-Term
Notes,
Series
A,
issued
from
time
to
time
under
the
debt
indenture
dated
November
21,
2000,
as
supplemented
and
amended
from
time to
time, and
Warrants
issued from
time to
time under
the warrant indenture dated July 22, 2004, as supplemented
and amended from
time to time,
and offered and
sold from
time to time pursuant
to registration statements on Form
F-
3 (including Registration Statement No. 333-200212). Such
Medium-Term
Notes, Series A,
and Warrants
are fully and
unconditionally
guaranteed
by
UBS
Switzerland
AG,
a
wholly owned subsidiary of UBS AG.
UBS Switzerland AG